UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on April 12, 2016, a verified stockholder derivative complaint on behalf of TerraForm Global, Inc. (the “Company”) captioned Aldridge v. Blackmore et al., C.A. No. 12196-CB (Del. Ch. Ct.) was filed against four directors of the Company in the Court of Chancery of the State of Delaware. The lawsuit alleges that the directors breached their fiduciary duties by authorizing the Company’s $231.0 million payment to a subsidiary of SunEdison, Inc. for a portfolio of 17 solar energy projects in India with an aggregate nameplate capacity of 425 MW. On July 21, 2017, the parties to the litigation executed a Stipulation of Settlement, which will settle the litigation for a total aggregate settlement amount of $20.0 million, subject to certain conditions, including the approval by the Court of Chancery of the State of Delaware. The settlement amount will be paid out of proceeds from insurance policies covering the Company’s officers and directors. On July 25, 2017, the Court of Chancery of the State of Delaware authorized distribution of notice of the settlement (the “Settlement Notice”) to current stockholders of the Company and stayed all non-settlement-related proceedings. A final settlement hearing is scheduled to occur on October 10, 2017. A copy of the Settlement Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Settlement Notice, dated July 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	August 10, 2017	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Settlement Notice, dated July 25, 2017